UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2008 (September 3, 2008)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2026 McGaw Avenue Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 428-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Composite Technology Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement, which are attached to this Current Report on Form 8-K as an exhibit.

Robert Rugh Letter Agreement

On September 3, 2008, the Company and Robert Rugh entered into a letter agreement in which Mr. Rugh was appointed as President of DeWind. The appointment would be effective as of September 3, 2008. The terms of the letter agreement are further described below under Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Robert Rugh as President of DeWind

On September 3, 2008, the Company promoted Robert Rugh from Executive Vice President of Operations of DeWind, Inc., a wholly-owned subsidiary of the Company, to President of DeWind. In connection with such promotion, the Company executed a letter agreement with Mr. Rugh.

The material terms of Mr. Rugh’s compensation arrangements as President of DeWind are:

•	New base salary of $325,000;
•	Participation in an incentive bonus plan (anticipated to be adopted by the Board of Directors by September 30, 2008), for top executives in the amount of up to 60% of the base salary; and
•	750,000 stock options exercisable at $1.25 per share which vest over a three year period.

Prior to joining DeWind, Mr. Rugh served as Vice President, Wind Turbine Group, for Mitsubishi Power Systems Americas (MPSA), where he led MPSA's Marketing, Sales, Engineering, Projects and Operations for Wind Turbines in the Americas. Prior to joining Mitsubishi, Mr. Rugh was responsible for wind turbine components manufacturing for GE Wind LLC. Prior to GE, he served as Vice President, Wind Turbine Manufacturing for Enron Wind Corp. and its predecessor, Zond Energy Systems, Inc.

There are no family relationships between Mr. Rugh and any of our directors or other executive officers.

There are no related party transactions to report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exh. No.	Description

10.1	Promotion Letter, executed on September 3, 2008, by and between Composite Technology Corporation and Robert Rugh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION
(Registrant)

Date: September 9, 2008	/s/ Benton H Wilcoxon
Benton H Wilcoxon, Chief Executive Officer